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                                                           EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Vysis, Inc. 1999 Outside Directors Stock Option Plan and 1998 Outside Director Stock Option Grants of our report dated March 10, 2000, appearing in the Annual Report on Form 10-K of Vysis, Inc. for the year ended December 31, 1999.

DELOITTE & TOUCHE LLP


Chicago, Illinois
March 29, 2000